As filed with the Securities and Exchange Commission on November 2, 2006

Securities Act File No. [•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PLATFORM ACQUISITION CORP. INTERNATIONAL

(Exact name of Registrant as specified in charter)

Delaware	6770	20-4869289
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

330 Primrose Road

Suite 300

Burlingame, California 94010

(650) 696-3877

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Drew Tanzman, Chief Executive Officer

Platform Acquisition Corp. International

330 Primrose Road

Suite 300

Burlingame, California 94010

(650) 696-3877

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard A. Kenny Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000 (212) 309-6001—Facsimile	M. Ridgway Barker Kelley Drye & Warren LLP Two Stamford Plaza 281 Tresser Boulevard Stamford, CT 06901 (203) 351-8032 (203) 327-2669—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered		Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, consisting of one share of Common Stock, $.0001 par value, and two Warrants(2)	19,166,667	Units	$6.00	$115,000,002	$12,305
Shares of Common Stock included as part of the Units(2)	19,166,667	Shares	—	—	—	(3)
Warrants included as part of the Units(2)	38,333,334	Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	38,333,334	Shares	$5.00	$191,666,670	$20,508
Total				$306,666,672	$32,813

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,500,000 Units and 2,500,000 Shares of Common Stock and 5,000,000 Warrants underlying such Units which may be issued upon exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 2, 2006

PROSPECTUS

$100,000,002

PLATFORM ACQUISITION CORP. INTERNATIONAL

16,666,667 Units

Platform Acquisition Corp. International is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the service delivery platform sector. This is an initial public offering of our securities. Each unit that we are offering consists of:

•	one share of our common stock; and
•	two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or 12 months from the date of this prospectus, and will expire on the fifth anniversary of the date of this prospectus, or earlier upon redemption.

Certain of our directors or their affiliates have agreed to purchase, in a private placement that will occur prior to the effective date of this offering, 416,667 insider units at a price of $6.00 per unit ($2,500,002 in the aggregate). All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of such insider units will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidating distributions if we fail to consummate a business combination; (iii) the holders of the insider units may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) in connection with the vote required for our initial business combination, the shares of common stock included in the insider units must be voted in the same way as the holders of the majority of the shares sold to the public in this offering; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.” The private placement will result in $2,500,002 in net proceeds to us. All proceeds from the private placement will be placed in the trust account upon completion of the offering.

Certain of our directors or their affiliates have agreed to make a loan to us in the amount of $2,500,000, which loan proceeds will be placed in the trust account upon completion of the offering. Such loan will only be repaid upon the consummation of our initial business combination as described in this prospectus. At that time, the loan amount of $2,500,000 (less amounts the lender(s) have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights) will be released to the lender(s) out of the balance held in the trust account. If we are unable to consummate a business combination and we dissolve and the trustee is required to liquidate the trust account, the lenders(s) have agreed that (i) they will forfeit any rights or claims to the loan amount and (ii) the loan amount will be distributed on a pro rata basis among the public stockholders.

We have granted the underwriter a 45-day option to purchase up to 2,500,000 additional units solely to cover over-allotments, if any (over and above the 16,666,667 units referred to above).

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading 20 days after the earlier of the expiration of the underwriter’s over-allotment option or the exercise in full by the underwriter of such option. Once the common stock and warrants comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount and Commission(2)	Proceeds, before expenses, to us
Per unit	$6.00		$0.48	$5.52
Total	$100,000,002	(1)	$8,000,000	$92,000,002

(1)	Assumes no exercise of the underwriter’s over-allotment option. If the underwriter’s over-allotment option is exercised in full, the total public offering price will be $115,000,002 and the total proceeds, before expenses, to us will be $105,950,002.
(2)	Includes $7,000,000 payable to the underwriter for underwriting discounts and commissions (or $8,050,000 if the underwriter’s over-allotment option is exercised in full), of which the underwriter has agreed to defer $5,400,000 (or $6,210,000 if the underwriter’s over-allotment option is exercised in full) which will be placed in the trust account and will be released to the underwriter only upon completion of an initial business combination as described in this prospectus. Also includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $.06 per unit, equal to $1,000,000 in total.

Of the net proceeds we receive from this offering, the private placement and the loan, $100,000,002 or $6.00 per unit (or $114,560,000, or $5.98 per unit, if the underwriter’s over-allotment option is exercised in full), including deferred underwriting discounts and commissions of $5,400,000 (or $6,210,000 if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase Bank, N.A.

We are offering the units for sale on a firm-commitment basis. The underwriter expects to deliver our securities to investors in the offering through the Depository Trust Company on or about [•], 2006.

FTN Midwest Securities Corp.

November 2, 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the notes and schedules related thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Platform Acquisition Corp. International. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter has not exercised its over-allotment option.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition, directly or through one or more subsidiaries, of (or of control of) one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other transaction. In addition, unless we tell you otherwise, the term “initial stockholders” as used in this prospectus refers to the individuals who hold 4,166,667 shares of our common stock, which constitute all of the issued and outstanding shares as of the date of this prospectus. Further, unless we tell you otherwise, the term “public stockholders” as used in this prospectus refers to those persons that purchase the securities offered by this prospectus. Our initial stockholders, the members of our management and the participants in the private placement will agree prior to the completion of this offering not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination. Unless the context indicates otherwise, numbers in this prospectus have been rounded and are, therefore, approximate.

Our Company

We are a blank check company incorporated under the laws of Delaware on May 1, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the service delivery platform sector. By service delivery platform sector, we mean a company engaged in the business of improving the link between customers and the providers of services or products through better technology, logistics, information, or a combination of these. We have not identified or been provided with the identity of, or had any direct or indirect contact with, any target business. No person acting on our behalf has taken any direct or indirect measures to identify or contact a target business. We have not been approached by a third party offering any target business to us.

Through the members of our management team and our directors, we have extensive contacts and sources from which to generate acquisition opportunities in the service delivery platform sector. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants. The members of our management team intend to maintain relationships with a significant number of private equity and venture capital funds.

While we may seek to effect business combinations with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full, and excluding the $2,500,000 loan) at the time of the execution of a definitive agreement for the acquisition.

Our executive offices are located at 330 Primrose Road, Suite 300, Burlingame, California 94010, and our telephone number is (650) 696-3877.

Our Initial Stockholders

On September 1, 2006, we issued, for $6,000 in the aggregate, 4,166,667 shares of our common stock to our initial stockholders as follows:

Mark Capital Management, LLC[1]	2,083,335
Tiburon S.A.[2]	1,041,666
Drew Tanzman, Chief Executive Officer and Director	520,833
Fisher Family Trust Dated March 28,2000[3]	520,833

1	Controlled by Robert Mark, a private investor.
2	Owned in equal shares by Daniel Wild and Tim Schwenke, two of our directors.
3	Controlled by Bill Fisher, our Chairman of the Board.

The common stock held by the initial stockholders will be subject to lock-up agreements restricting its sale or other transfer until one year after our initial business combination is completed. These lock-up agreements cannot be waived.

Terms of the Offering

We are seeking to raise approximately $100,000,000 in this offering (or approximately $115,000,000 if the underwriter’s over-allotment option is exercised in full). As discussed elsewhere in this prospectus, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of our net assets. As a result, we believe that an initial public offering of $100,000,000 will enable us to effect an initial business combination for consideration in the range of approximately $75,000,000 to approximately $300,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. We have not identified any potential target for our initial business combination. However, we believe that the most likely candidates will be private companies or operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand alone publicly traded reporting company. We believe that an initial public offering providing less net proceeds than this offering would make it more difficult for us to find a suitable acquisition target. On the other hand, if we were to raise substantially more than $100,000,000 (or $115,000,000 if the underwriter’s over-allotment option is exercised in full), we would have to effect our initial business combination with a significantly larger private company (or complete several acquisitions concurrently). We believe the number of potentially available acquisition candidates of this kind is limited. While the decision to raise $100,000,000 (or $115,000,000 if the underwriter’s over-allotment option is exercised in full) is inherently subjective, we have concluded it is an appropriate amount. Having set the overall size of our offering, our management has prepared a budget for our anticipated costs, essentially related to the costs of completing this offering and the identification of an acquisition target and the negotiation, preparation and consummation of an acquisition, with a view to putting as much of the offering proceeds as possible in trust. All offering proceeds in excess of what we anticipate needing to complete this offering and to identify an acquisition target and complete a business combination will be put in trust for the benefit of the purchasers of units in this offering. As set forth under “Use of Proceeds,” we are committed to putting $100,000,002 (including deferred underwriting discounts and commissions of $5,400,000), or $114,560,002 (including deferred underwriting discounts and commissions of $6,210,000) if the underwriter’s over-allotment option is exercised in full, into a trust account. We believe that the initial unit price of $6.00 is appropriate to attract investors while meeting our projected needs and we note that other blank check companies have used similar price-ranges.

Private Placement

Certain of our directors or their affiliates have agreed to purchase from us an aggregate of 416,667 insider units, at $6.00 per unit, in a private placement that will occur prior to the effective date of this offering. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the insider units will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidating distributions if we fail to consummate a business combination; (iii) the holders of the insider units may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) in connection with the vote required for our initial business combination, the shares of common stock included in the insider units must be voted in the same way as the holders of the majority of the shares sold to the public in this offering; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.” The $2,500,002 of net proceeds from the sale of these insider units will be added to the portion of the proceeds from this offering to be held in the trust account pending the completion of our initial business combination.

Loan

Certain of our directors or their affiliates have agreed to make a loan to us in the amount of $2,500,000, which loan proceeds will be placed in the trust account upon completion of the offering. Such loan will only be repaid upon the consummation of our initial business combination as described in this prospectus. At that time, the loan amount of $2,500,000 (less amounts the lender(s) have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights) will be released to the lender(s) out of the balance held in the trust account. If we are unable to consummate a business combination and we dissolve and the trustee is required to liquidate the trust account, the lenders(s) have agreed that (i) they will forfeit any rights or claims to the loan amount and (ii) the loan amount will be distributed on a pro rata basis among the public stockholders.

THE OFFERING

Securities Offered:	16,666,667 units, at $6.00 per unit, each unit consisting of:

•	one share of common stock; and

•	two warrants.

We anticipate that our units will be eligible for quotation on the OTC Bulletin Board and that the units will begin trading promptly after the date of this prospectus. Each of the common stock and warrants comprising the units will begin separate trading 20 days after the earlier of the expiration of the underwriter’s option to purchase up to 2,500,000 additional units to cover over-allotments or the exercise in full by the underwriter of such option; provided that we have filed with the SEC an audited balance sheet reflecting our receipt of the net proceeds of this offering. We intend to file a Current Report on Form 8-K, which will include an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised contemporaneously with the consummation of this offering. In addition, we intend to file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is subsequently exercised. For more information, see “Description of Securities—Units.”

Common Stock:

      Number of shares issued and

      outstanding before this offering and

the private placement:	4,166,667 shares

      Number of shares to be issued and

      outstanding after this offering and

the private placement:	21,250,001 shares

Warrants:

      Number of warrants outstanding

      before this offering and the

private placement:	0 warrants

      Number of warrants to be

      outstanding after this offering and

the private placement:	34,166,668 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$5.00

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of a business combination on terms as described in this prospectus; or

•	12 months from the date of this prospectus.

The warrants will expire at the earlier of:

•	5:00 p.m., New York City time, on the fifth anniversary of the date of this prospectus, or earlier upon redemption; or

•	the date on which the trust account is paid to all public stockholders as part of our liquidation.

Redemption:	We may redeem outstanding warrants that constitute part of the units in this offering:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the reported last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

FTN Midwest Securities Corp. does not have the right to consent before we redeem any warrants. For more information, see the section entitled “Description of Securities—Warrants” in this prospectus.

Insider units purchased in the private placement:

Certain of our directors or their affiliates have agreed to purchase from us an aggregate of 416,667 insider units, at $6.00 per unit, in a private placement that will occur prior to the effective date of this offering. The net proceeds from the private placement of $2,500,002 will be added to the portion of the proceeds from this offering to be held in the trust account pending our completion of a business combination. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the insider units will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidating distributions if we fail to consummate a business combination; (iii) the holders of such warrants may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) in connection with the vote required for our initial business combination, the shares of common stock included in the insider units must be voted in the same way as the holders of the majority of the shares sold to the public in this offering, and, accordingly, such shares do not have conversion rights, as described below; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.” No underwriting discounts and commissions or placement fees will be payable on the insider units sold in the private placement.

In addition, commencing on the date following consummation of a business combination, the insider units and the securities included in the insider units are entitled to registration rights pursuant to an agreement to be entered into in connection with the private placement.

Loan proceeds:

Certain of our directors or their affiliates have agreed to make a loan to us in the amount of $2,500,000, which loan proceeds will be placed in the trust account upon completion of the offering. Such loan will only be repaid upon the consummation of our initial business combination as described in this prospectus. At that time, the loan amount of $2,500,000 (less amounts the lender(s) have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights) will be released to the lender(s) out of the balance held in the trust account. If we are unable to consummate a business combination and we dissolve and the trustee is required to liquidate the trust account, the lenders(s) have agreed that (i) they will forfeit any rights or claims to the loan amount and (ii) the loan amount will be distributed on a pro rata basis among the public stockholders.

Offering, private placement and loan proceeds to be held in trust:

$100,000,002 of the proceeds of this offering, the private placement and the loan ($6.00 per unit), including deferred underwriting discounts and commissions of $5,400,000, will be placed in a trust account at JPMorgan Chase Bank, N.A. pursuant to an agreement to be entered into between us and JPMorgan Chase Bank, N.A. at or prior to the consummation of this offering. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Of the interest income earned on amounts held in trust, 100% will be disbursed to us to pay income taxes on such interest income and to cover our operating expenses. Except for the release of interest income, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the structuring and negotiation of a business combination, including the making of a down payment or the payment of exclusivity or similar fees and expenses, if any. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,780,000 after the payment of the expenses relating to this offering or $1,980,000 if the underwriter’s over-allotment option is exercised in full) or from the interest income released to us from the trust account. For more information, see the section entitled “Use of Proceeds” in this prospectus.

Proceeds from the exercise, if any, of the warrants will be paid directly to us. Those proceeds will not be held in trust and may be used as the board of directors approves or directs. For more information, see the section entitled “Description of Securities—Warrants” in this prospectus.

Use of interest on proceeds deposited in trust account:	Of the interest income earned on amounts held in trust, 100% will be disbursed to us to pay income taxes on such interest income and to cover our operating expenses.

The stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, our initial stockholders will agree prior to the completion of this offering to vote all of the shares of common stock owned by them in the same way as the holders of the majority of the shares sold to the public in this offering. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. In addition, we will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and, subsequently, exercise their conversion rights described below even if public stockholders holding a majority of the shares vote in favor of the business combination. For more information, see the section entitled “Proposed Business—Effecting a business combination—Opportunity for stockholders to approve a business combination” in this prospectus.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their shares of common stock into a pro rata share of the trust account, (excluding all interest earned thereon disbursed to us to cover expenses and pay applicable income tax on such interest earned), if the business combination is approved and consummated. The underwriter has agreed to forego receiving any deferred underwriting discounts and commissions with respect to any shares our public stockholders may elect to convert into cash pursuant to such conversion rights. We will structure our initial business combination so that the transaction will proceed and may be consummated even if the maximum number of shares that may be converted to cash in connection with our initial business combination are in fact converted to cash, reducing the amount of cash ultimately available to consummate the transaction by up to approximately 20%.

Public stockholders who properly exercise their conversion rights and convert their shares of common stock will retain any warrants they hold. For more information, see the section entitled “Proposed Business—Effecting a business combination—Conversion rights” in this prospectus.

Audit Committee to monitor compliance:

We intend to establish and maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will have the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled “Management—Audit Committee” in this prospectus.

Dissolution and liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders all amounts held in our trust account plus any remaining net assets if we do not consummate a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a definitive agreement relating to a business combination is executed within 18 months after consummation of this offering). We will seek stockholder approval for any such plan of dissolution and distribution, and our initial stockholders have agreed to vote in favor of such dissolution and distribution. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. Our initial stockholders and holders of private placement units do not have the right to participate in any liquidation distribution if we fail to consummate a business combination within the time period described in this prospectus. Our initial stockholders, the members of our management and the participants in the private placement will agree prior to the completion of this offering not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. We will pay the costs associated with our dissolution and the liquidation of the trust account from our remaining assets outside of the trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days after the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months after the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in our trust account although we cannot assure you that there will be sufficient funds for such purpose. Although we will seek to have all vendors, service providers, other entities we engage and prospective target businesses waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such waivers.

We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and distribution. We believe that there should be sufficient funds available out of the trust account to fund the $50,000 to $75,000 of expenses.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

For more information, see the section entitled “Proposed Business—Effecting a business combination—Liquidation if no business combination” in this prospectus.

Amendments to our Certificate of Incorporation:

Our Certificate of Incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination. Our Certificate of Incorporation requires that any amendment or modification of these provisions prior to the consummation of a business combination requires the affirmative vote of 90% of our outstanding stock.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 17, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$5,978	$96,385,980
Total assets	85,978	96,385,980
Total liabilities	80,000	—
Value of common stock that may be converted to cash ($6.00 per share)	—	19,990,000
Stockholders’ equity	5,978	73,895,980

The “as adjusted” information gives effect to the sale of the units in this offering and the application of the estimated net proceeds.

The working capital (as adjusted) and total assets (as adjusted) amounts include $100,000,002 that will be held in the trust account following the completion of this offering, including deferred underwriting discounts and commissions of $5,400,000, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be liquidated and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination that has been approved by a majority of shares of common stock voted by our stockholders if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 16,666,667 shares of common stock sold in this offering, or 3,331,667 shares of common stock, at an initial per share conversion price of $6.00. The actual per share conversion price will be equal to the amount in the trust account, excluding all accrued interest, at the close of business on the second business day prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our status as a blank check company

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with nominal assets and no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the service delivery platform sector. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to dissolve and liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $5,400,000 or $6,210,000 if the over-allotment option is exercised in full and excluding the $2,500,000 loan) at the time of the execution of a definitive agreement for the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a definitive agreement relating to a business combination has been executed within 18 months after the consummation of this offering). If we fail to consummate a business combination in the service delivery platform sector within the required time frame, we will be forced to dissolve and liquidate. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

If we are forced to dissolve and liquidate before a business combination, our warrants will expire worthless.

There will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate the trust account as part of our plan of dissolution and distribution in the event we do not complete a business combination within the required time periods.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation distribution received by stockholders could be less than $6.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, other entities we engage and prospective target businesses waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such waivers, or that such waivers will be valid and enforceable. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $6.00 due to claims of such creditors.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. In the event that the board recommends and the stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses in the service delivery platform sector that have not been identified, we may be deemed to be a “blank check” company under the federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, upon consummation of this offering which will include an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419 under the Securities Act of 1933, as amended, or Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of this offering to offerings under Rule 419, see the section below entitled “Proposed Business—Comparison to offerings of blank check companies.”

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•

our board of directors will, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released, except that, to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order for public stockholders to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Since we have not currently selected any prospective target businesses with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of any particular target business’ operations.

Although we intend to focus our efforts on acquiring one or more operating businesses in the service delivery platform sector, we have not yet identified or approached any prospective target businesses. Accordingly, there is no reliable basis for you to evaluate the possible merits or risks of any particular target business’ operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business.

We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option), there will be 144,583,331 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. This number of authorized but unissued shares of our common stock available following this offering was determined by subtracting from the 200,000,000 shares of common stock authorized pursuant to our Certificate of Incorporation:

•	16,666,667 shares of common stock included in the units issued in this offering,

•	33,333,334 shares reserved for issuance upon full exercise of the warrants included in the units issued and sold in this offering,

•	416,667 shares of common stock included in the units issued in the private placement;

•	833,334 shares reserved for issuance upon full exercise of the warrants included in the units issued and sold in the private placement; and

•	4,166,667 shares held by our initial stockholders.

Although we have no commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly dilute the equity interest of investors in this offering;

•	may provide greater rights to holders of preferred stock than to holders of our common stock;

•	could cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could also result in the resignation or removal of our present officers and directors; and

•	may decrease prevailing market prices for our common stock.

We may issue notes or other debt securities, assume debt of a target business, or otherwise incur substantial debt, to complete a business combination, which may increase our leverage.

We may choose to issue a substantial amount of notes or other debt securities, assume outstanding indebtedness of a target business, or opt to incur substantial bank debt, or a combination of the aforementioned, to complete a business combination. The issuance of notes or other debt securities, the assumption of a target business’s indebtedness, or the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to service our debt obligations;

•	may cause an acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in the terms of any debt instruments, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, unless we obtain a waiver or modification of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any indebtedness contains covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

Our ability to operate successfully after a business combination will be largely dependent upon the efforts of the key personnel who will join us following a business combination, who may be unfamiliar with the requirements of operating a public company.

Our ability to successfully effect a business combination will be dependent upon the efforts of our key personnel. The future role of our management personnel following a business combination, however, cannot presently be fully ascertained. Specifically, our current officers have no obligation to remain with us subsequent to a business combination (nor have any indicated an intent to leave). Depending on the target company’s management composition, we may or may not negotiate to keep our current management or to keep the target company’s management in place following the business combination. A decision involving whether or not to keep our current management could result in conflicts of interest in our management’s evaluation of target businesses and could influence our negotiation of a potential business combination. If we do not keep our current management, we will have to employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as with United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming, which would reduce our profitability, and could lead to various regulatory problems that would further increase costs and reduce profitability.

Our officers and directors will allocate their time to other businesses, which could produce conflicts of interest in their determination as to how much time to devote to our affairs and could cause us to be less efficient in completing an acquisition than a competitor.

We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers and directors is engaged in other business endeavors and is not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could cause us to be less efficient in completing an acquisition than a prospective competitor or otherwise have a negative impact on our ability to consummate a business combination. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

One of our directors is currently, and all of our officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity, and in what priority, a particular business opportunity should be presented.

Mark Nordlicht, one of our directors, is currently affiliated with other “blank check” companies. In addition, all of our officers and directors may in the future become affiliated with other “blank check” companies. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity, and in what priority, a particular business opportunity should be presented.

Because certain of our directors and officers own shares of our common stock that will not participate in any liquidating distributions of the trust funds, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Certain of our directors and officers own shares of our common stock that were issued prior to this offering. Our initial stockholders will not have the right to receive distributions from the trust account upon our liquidation in the event we fail to complete a business combination within the time frame provided in this prospectus. The shares of our common stock owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our management may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be reduced.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as the purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be reduced. As a result, the market price of our securities may become depressed, and you may find it difficult to sell our securities.

We may only be able to complete one initial business combination, which may cause us to be solely dependent on a single business and a limited number of products or services permanently or for an extended period.

This offering, the private placement and the loan will provide us with net proceeds of $100,000,002 (including deferred underwriting discounts and commissions of $5,400,000), which we may use to complete a business combination. While we intend subsequently to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full and excluding the $2,500,000 loan) at the time of the execution of a definitive agreement for the acquisition. We may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties inherent in consummating the contemporaneous acquisition of more than one operating business. Therefore, it is possible that we will only be able to complete an initial business combination with a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous companies with a business plan similar to ours seeking to complete a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information as of October 31, 2006, we have identified approximately 72 similarly structured companies which have gone public since 2003, of which 9 have actually consummated a business combination. As of such date, the remaining 62 companies have more than $4.2 billion in trust and are seeking to consummate business combinations. Of these companies, 28 have announced that they have entered into definitive agreements for business combinations but not yet consummated these transactions. In addition, while some of the companies must consummate their respective business combinations in specific industries, a significant number of them may consummate their business combinations in any industry they choose or have very broad definitions of the industries they will target. Therefore, we may be subject to competition from these and other companies as well as financial institutions and numerous other buyers for potential acquisitions. As a result, we face increased competition in targeting an operating business in this sector. Furthermore, there are a number of additional offerings for similarly structured companies that are still in the registration process but have not completed initial public offerings and there are likely to be more such companies filing registration statements for initial public offerings after the date of this prospectus and prior to the consummation of our initial business combination.

We cannot assure you that we will be able to successfully compete for an attractive business combination. In addition, because of this competition, we cannot assure you that we will be able to effectuate our initial business combination within the required time period. Further, the fact that only 9 of such companies have consummated a business combination and only 28 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive targets available to similarly structured companies or that many targets are not inclined to enter into a transaction with a similarly structured company. Moreover, we will also compete with private equity funds, financial institutions and numerous other buyers for potential acquisitions. If we are unable to consummate an initial business combination within the required time period, we will be forced to dissolve and liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses in the service delivery platform sector that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage over us in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction and may make a transaction with us less attractive for potential targets;

•	our obligation to convert into cash shares of our common stock held by our public stockholders in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination.

In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with several different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, the private placement and the loan will be sufficient to allow us to consummate a business combination, since we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering, the private placement and the loan prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors or initial stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring stockholder vote and could support proposals that are not in your interest.

Upon consummation of our offering, our initial stockholders will own 20% of our issued and outstanding shares of common stock. Including the private placement, our initial stockholders and certain of our directors or their affiliates will own a combined 21.57% of our issued and outstanding shares of common stock.

It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome of the election of directors. Accordingly, our initial stockholders will continue to exert considerable control at least until the consummation of a business combination.

In connection with the vote required for our initial business combination, our initial stockholders and the holders of private placement units will agree prior to the completion of this offering to vote all of the shares of our common stock owned by them in the same manner as the holders of the majority of the shares sold to the public in this offering. Our initial stockholders, the members of our management and the participants in the private placement will agree prior to the completion of this offering not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination. Our initial stockholders will prior to the completion of this offering enter into lock-up agreements restricting the sale or other transfer of shares of our common stock until one year after a business combination is completed. These lock-up agreements cannot be waived.

Notwithstanding these agreements, we cannot assure you that our initial stockholders will not have considerable influence over us and that their interests will not conflict with that of the public stockholders.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock prior to this offering at a nominal price has significantly contributed to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 23.17% or $1.39 per share (the difference between the pro forma net tangible book value per share of $4.61 and the initial public offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 38,333,334 shares of common stock (assuming full exercise of the underwriter’s over-allotment option). In connection with the private placement, as part of the units, we will also be issuing warrants to purchase 833,334 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

If our initial stockholders and certain of our directors or their affiliates who participate in the private placement exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are, and those of our directors or their affiliates who participate in the private placement will be, entitled to demand that we register the resale of their shares of common stock in certain circumstances, including shares acquired upon the exercise of warrants. For more information, see “Certain Relationships and Related Transactions—Initial Share Issuances” in this prospectus. If our initial stockholders and those participants in the private placement exercise their registration rights with respect to all of the shares of common stock held by them immediately prior to the close of this offering (assuming the sale of 416,667 units in the private placement), then there will be an additional 4,583,334 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

You will be able to purchase the securities only if you are an institutional investor as defined under applicable state securities laws. In addition, there may be restrictions under applicable state securities laws on your ability to resell the securities you purchase in the offering.

You will be able to purchase securities in the offering only if you are an institutional investor as defined under the securities laws of your state. The definition of an “institutional investor” varies from state to state but generally includes banks and other financial institutions, broker-dealers, insurance companies, pension or profit-sharing plans, and other qualified entities.

Even if you are able to purchase securities in this offering, your ability to resell your securities will also be limited by applicable state securities laws. You may be able to resell your securities only in the states in which the securities are registered or only to persons who qualify as institutional investors., which may have an adverse impact upon the price of the securities.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by The Nasdaq Stock Market, Inc., but not included in the Nasdaq National Market. We cannot assure you that our securities will be or will continue to be quoted on the OTC Bulletin Board. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the public warrants at the time that our warrant holders exercise their public warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our public warrants.

Holders of our public warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the public warrants following completion of this offering, to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure you that we will be able to do so. In no event shall we be liable for, or any registered holder of any warrant be entitled to receive, (a) physical settlement in securities unless the conditions and requirements set forth in the warrant agreement have been satisfied or (b) any net-cash settlement or other consideration in lieu of physical settlement in securities. The value of the public warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of public warrants reside. Holders of public warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their public warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of our securities;

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration and regulation as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in trust may only be invested by the trust agent in a money market fund fully collateralized by United States government securities. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 under the 1940 Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense that we have not budgeted for.

We could be liable for up to the amount of the purchase price of the private placement units, plus interest, to the purchasers in the private placement conducted prior to this offering.

We have agreed to sell, in a private-placement, 416,667 units to certain directors or their affiliates. This private placement of $2,500,002 in units is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sale of the private placement units. If this offering were deemed to be a general solicitation with respect to the units sold in the private placement, the offer and sale of such units would not be exempt from registration and the purchasers of those units could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The agreement to be entered into for the private placement contains provisions under which the purchasers will waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the private placement units, and have agreed to indemnify us against such claims. The possibility exists that the private placement could be reversed, that the waiver of rescission may be voidable by the purchasers in the private placement and that the consideration received by us in connection therewith may have to be repaid. In such event, we would be adversely affected if we have to fund this rescission.

Risks Associated with Our Target Business Sector

Our ability to grow and compete effectively depends on protecting our intellectual property. Failure to protect our intellectual property could adversely affect us.

We believe that the intellectual property that we acquire could be important to our growth. Failure to protect our intellectual property may result in the loss of the exclusive right to use our technologies. We expect to rely on patent, trademark, copyright and trade secret laws and confidentiality and restricted use agreements to protect our intellectual property. Some of our intellectual property may not be covered by any patent, copyright or trademark applications or registrations or any such agreement.

We may also own or obtain exclusive and/or non-exclusive licenses to various domestic and foreign patents related to our technologies, as well as certain trademark and copyright licenses related to the use of certain products or services. These patents may expire, and these licenses may expire or terminate, at various times in the future. When such patents expire, and/or if any exclusive licenses expire or terminate, we will no longer have the right to exclude others from making, using or selling the claimed inventions covered under the patents or the exclusive licenses, as the case may be.

Patents are subject to complex factual and legal considerations. Accordingly, there can be uncertainty as to the validity, scope and enforceability of any particular patent. Therefore, we cannot assure you that:

•	any of the U.S. or non-U.S. patents hereafter owned by us, or that third parties may in the future license to us, will not be circumvented, challenged or invalidated;

•	any of the U.S. or non-U.S. patents that third parties may non-exclusively license to us in the future, will not be licensed to others; or

•	any of the patents for which we may in the future apply will be issued at all or with the breadth of claim coverage sought by us.

Other forms of intellectual property such as trademarks and copyrights may also be subject to complex factual and legal considerations. Therefore, we cannot assure you that:

•	any of the U.S. or non-U.S. trademarks or copyrights hereafter owned by us, or that third parties license to us, will not be contested or challenged; or

•	any of the U.S. or non-U.S. trademarks or copyrights that third parties may non-exclusively license to us, will not be licensed to others.

We cannot assure you that agreements designed to protect our proprietary know-how and information will not be breached, that we will have adequate remedies for any such breach, or that our strategic alliance partners, consultants, employees or others will not assert rights to intellectual property arising out of our relationships with them.

In addition, effective patent, trademark and trade secret protection may be limited, unavailable or not applied for in the U.S. or in any of the non-U.S. countries in which we may operate.

Moreover, we cannot assure you that the use of our patented technology or proprietary know-how or information or business processes will not infringe the intellectual property rights of others.

Intellectual property protection also does not protect against technological obsolescence due to developments by others or changes in customer needs.

Our ability to establish and maintain our competitive advantage through our technology and any intellectual property rights may be achieved, in part, by prosecuting claims against others whom we may believe to have misappropriated our technology or have infringed upon our intellectual property rights, as well as by defending against misappropriation or infringement claims brought by others against us. Our involvement in litigation to protect or defend our rights in these areas could result in a significant expense to us, adversely affect the development of sales of the related products, and divert the efforts of our technical and management personnel, regardless of the outcome of such litigation.

If necessary, we may seek exclusive or non-exclusive licenses to intellectual property of others, including any copyright, trademark and/or patent licenses. However, we can give no assurance to you that we will be able to obtain such licenses or that the terms of any such licenses will be acceptable to us. Our failure to obtain a license from a third party for its intellectual property that is necessary for us to make or sell any of our products or offer any of our services could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or use of processes requiring the use of such intellectual property.

We may enter into an industry that is highly competitive. Our market share, net sales or net income could decline due to vigorous price and other competition.

Many of the companies with which we may enter into a business combination participate in industries that compete (other than with respect to new products) primarily on product differentiation and quality, delivery reliability, price and customer service. Price increases by us or price reductions by our competitors, decisions by us or our competitors with respect to prices, volumes or profit margins, technological developments, changes in the desirability or necessity of entering into long term supply contracts with customers or other competitive or market factors or strategies could adversely affect our market share, net sales or net income.

Competition with respect to new products is expected to be based primarily on product innovation, performance and cost effectiveness as well as customer service.

Competition could prevent implementation of price increases, require price reductions or require increased spending on research and development, marketing and sales that could adversely affect us.

FORWARD LOOKING STATEMENTS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

USE OF PROCEEDS

The following table sets forth the proceeds we estimate we will receive from this offering:

	Without Over- Allotment Option	With Over- Allotment Option
Gross offering proceeds(1)	$100,000,002	$115,000,002
Gross private placement proceeds	2,500,002	2,500,002
Gross loan proceeds	2,500,000	2,500,000

Total proceeds	105,000,004	120,000,004

Offering expenses
Underwriting discount (7% of gross offering proceeds)	7,000,000	8,050,000
Underwriting non-accountable expense allowance (1% of gross offering proceeds)(2)	1,000,000	1,000,000
Legal fees and expenses (including blue sky services and expenses)	400,000	400,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	32,813	32,813
NASD filing fee	31,167	31,167
Miscellaneous expenses	31,022	31,022

Proceeds after offering expenses	$96,380,002	$110,330,002

Proceeds held in trust
Net proceeds from offering, private placement and loan held in trust	94,600,002	108,350,002
Deferred underwriting discounts and commissions	5,400,000	6,210,000

Total proceeds held in trust	$100,000,002	$114,560,002

Percentage of gross proceeds from this offering held in trust	100.00%	99.62%

Net proceeds not held in trust	$1,780,000	$1,980,000

Use of net proceeds not held in trust
Legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$350,000	$350,000
Internal due diligence of prospective target businesses	100,000	100,000
Legal and accounting fees relating to SEC reporting obligations	50,000	50,000
Working capital to cover miscellaneous expenses, stockholder note payable, chief executive officer compensation, D&O insurance and reserves	1,280,000	1,480,000

Total	$1,780,000	$1,980,000

(1)	Excludes proceeds from the future exercise of any warrants.
(2)	The non-accountable expense allowance, which is payable to FTN Midwest Securities Corp. alone, is not payable with respect to the units sold upon exercise of the underwriter’s over-allotment option.

These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

We intend to use the net proceeds from the sale of the units to acquire one or more operating businesses in the service delivery platform sector.

Of the net proceeds from the offering, private placement and loan, $100,000,002 (including deferred underwriting discounts and commissions of $5,400,000), or $114,560,002 (including deferred underwriting discounts and commissions of $6,210,000) if the underwriter’s over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase Bank, N.A. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any plan of dissolution and distribution approved by our stockholders which would include liquidation of our trust account, except that to the extent the trust account earns interest, we may use 100% of the interest earned from the trust account to pay any federal, state or local tax obligations related thereto and for our expenses. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Depending on the total consideration paid to the sellers of the target business, and whether such consideration includes stock, cash on hand or borrowed money, it is possible that proceeds from the trust account will not be fully used as consideration for a business combination. In such event, amounts may be released from trust to the merged company upon completion of the business combination. These funds will remain assets of the merged company and may be used to finance the costs of the business combination, future operations and/or subsequent acquisitions. We may also use these funds to pay a finder’s fee in connection with a business combination. We have no agreements in place with any person at the date of this prospectus in respect to finder’s fees. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction, we are not able at this time to determine how, following a business combination, we would use any proceeds held in the trust account that are not used to consummate such business combination.

We intend to use the excess working capital (approximately $1,280,000) for director and officer liability insurance premiums (approximately $550,000), compensation of our chief executive officer ($50,000 per annum, commencing upon the closing of this offering) and repayment of a loan from Mark Capital Management, LLC (approximately $80,000), with the balance of $600,000 being held in reserve. We have reserved approximately $100,000 for reimbursement of internal expenses incurred in connection with conducting due diligence reviews of prospective target businesses, including any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf. We expect that internal due diligence of prospective target businesses will be performed by some or all of our officers and directors. We have reserved approximately $350,000 for legal, accounting and other third party expenses, such as engaging market research and valuation firms, as well as other expenses of structuring and negotiating business combinations, including the making of a down payment or the payment of exclusivity or similar fees and expenses.

Mark Capital Management, LLC has advanced to us approximately $80,000, which funds were used to pay certain expenses of the offering including the SEC registration fee of $32,813 and the NASD filing fee of $31,167. These borrowings will be repaid upon the consummation of the offering out of the net proceeds not placed in trust.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested in a money market fund fully collateralized by United States government securities, so that we are not deemed to be an investment company under the 1940 Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with the 1940 Act. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

In addition, we may use 100% of the interest income earned on the principal placed in the trust account to pay any federal, state or local tax obligations related thereto and for our operating expenses.

No cash compensation will be paid to FTN Midwest Securities Corp. and its affiliates for services rendered to us prior to or in connection with the consummation of the business combination, except for customary investment banking fees and expenses and/or finders fees in connection with that business combination approved by our directors. Our chief executive officer will receive an annual salary of $50,000 commencing upon the closing of this offering. Our other directors and officers will receive no compensation from us. Members of management will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds, on a pro rata basis, from the trust account (including interest earned on the trust account net of taxes payable, which taxes, if any, shall be paid from the trust account) only in the event of our liquidation upon our failure to complete a business combination within the time frame provided in this prospectus or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock prior to consummation of our initial business combination. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, applicable law, and other factors that our board of directors deems relevant. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at October 17, 2006 on an actual basis and as adjusted to give effect to the sale of our units in this offering and the private placement and the application of the estimated net proceeds derived from the sale of our units (assuming no exercise of the underwriter’s over-allotment option). You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes and schedules, which are included elsewhere in this prospectus.

	As of October 17, 2006
	Actual	As Adjusted
	(audited)
Common Stock, $.0001 par value, -0- and 3,331,667 shares of which, respectively, are subject to possible conversion(1)	$—	$19,990,000

Notes Payable	80,000	2,500,000
Total Liabilities	80,000	2,500,000
Stockholders’ equity (deficit)
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 200,000,000 shares authorized; 4,166,667 shares issued and outstanding, actual, 17,918,334(2) shares issued and outstanding (excluding 3,331,667 shares which are subject to possible conversion), as adjusted	$416	$1,791
Additional paid-in capital	5,584	73,894,211
Deficit accumulated during the development stage	(22)	(22)

Total stockholders’ equity	5,978	73,895,980

Total capitalization	$85,978	$96,385,980

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account including all accrued interest thereon, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares of common stock sold in this offering.
(2)	Includes 416,667 shares of common stock included in the units to be sold in the private placement.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At October 17, 2006, our net tangible book value was approximately $5,978, or approximately $0 per share of common stock. After giving effect to the sale of 16,666,667 shares of common stock included in the units sold in the offering and 416,667 shares of common stock included in the units sold in the private placement (but excluding shares issuable upon exercise of the warrants included in all such units), and the deduction of the underwriting discount and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,331,667 shares of common stock which may be converted into cash) at October 17, 2006 would have been approximately $82,515,982 or $4.61 per share, representing an immediate increase in net tangible book value of $4.61 per share to our initial stockholders and an immediate dilution of $1.39 per share or 23.17% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$0
Increase attributable to new investors	4.61

Pro-forma net tangible book value after this offering		4.61

Dilution to new investors		$1.39

Our pro forma net tangible book value after this offering has been reduced by approximately $19,990,000 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased		Total Contribution		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders (excluding Private Placement Units)	4,166,667	19.61%	$6,000	0.006%	$0.00144
Private Placement Units	416,667	1.96%	$2,500,002	2.439%	$6.00
New investors	16,666,667	78.43%	$100,000,002	97.555%	$6.00

Total	21,250,001	100.00%	$102,506,004	100.000%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$0
Proceeds from this offering	100,000,002
Proceeds from private placement	2,500,002

Offering costs paid in advance and excluded from net tangible book value before this offering	0
Less: Proceeds held in trust subject to conversion to cash 100,000,002 x 19.99%	19,990,000

$82,515,982

Denominator:
Shares of common stock outstanding prior to this offering	4,166,667
Shares of common stock included in the private placement units	416,667
Shares of common stock included in the units in this offering	16,666,667
Less: Shares subject to conversion 16,666,667 x 19.99%	(3,331,667)

17,918,334

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and the related notes and schedules included elsewhere in this prospectus.

We were formed on May 1, 2006, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the service delivery platform sector. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to finance the costs of a business combination, including any finder’s fee, future operations and/or subsequent acquisitions.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly dilute the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, the issuance could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the offering, the private placement and the loan, after deducting offering expenses of approximately $620,002 and an underwriting discount of approximately $8,000,000 (or $9,050,000 if the underwriter’s over-allotment option is exercised in full), including $1,000,000 evidencing the underwriter’s non-accountable expense allowance of 1% of the gross proceeds, will be approximately $101,780,002 (including deferred underwriting discounts and commissions of $5,400,000), or $116,540,002 (including deferred underwriting discounts and commissions of $6,210,000) if the underwriter’s over-allotment option is exercised in full. Of this amount, $100,000,002 (including deferred underwriting discounts and commissions of $5,400,000), or $114,560,002 (including deferred underwriting discounts and commissions of

$6,210,000) if the underwriter’s over-allotment option is exercised in full, will be held in trust and the remaining $1,780,000, or $1,980,000 if the underwriter’s over-allotment is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the costs of the business combination, including any finder’s fee, future operations and/or subsequent acquisitions.

We believe that, upon consummation of this offering and payment of certain expenses in connection with the offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $350,000 of expenses for legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	approximately $100,000 of expenses for the internal costs of due diligence and investigation of a target business;

•	approximately $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•	approximately $1,280,000 for general working capital that will be used for miscellaneous expenses and reserves, including (i) approximately $550,000 for director and officer liability insurance premium, (ii) approximately $80,000 to repay a loan from Mark Capital Management, LLC and (iii) approximately $50,000 per year for our chief executive officer following the completion of this offering.

A portion of the offering expenses, including the SEC registration fee and the NASD filing fee, have been funded from a loan in the amount of $80,000 we received from Mark Capital Management, LLC. This loan bears interest at a rate of 3% per annum and is repayable upon the consummation of the offering out of the net proceeds not placed in trust or on October 11, 2007, if the offering is not completed by that date.

Additionally, 100% of the interest income earned on proceeds from this offering, the private placement and the loan deposited in the trust account will be disbursed to us for use by us to pay income tax on such interest income and to pay any additional expenses.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

PROPOSED BUSINESS

We are a recently organized Delaware blank check company formed on May 1, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the service delivery platform sector.

The Industry

Service delivery platforms are companies that seek to capture market share, and/or achieve market strength, by enhancing the customer experience through one or more of the following features:

•	wide selection,

•	improved information,

•	ease and convenience of access, and

•	better pricing.

Successful service delivery platforms also achieve operational distribution efficiencies that reduce costs and allow for better margins or lower prices than traditional channels. Service delivery platforms fundamentally improve the link between customers and service or product providers. These more efficient links are created and maintained through better technology, logistics, information, or a combination of these.

Specifically, we will look for companies in sectors undergoing fundamental changes that could potentially create significant market opportunities. Examples of these sectors include deregulating markets, such as some financial service sectors, and sectors undergoing substantial technological change, such as internet based companies targeting traditional niches, and industries whose traditional business model is under duress due to changing market conditions. We feel that companies in these sectors will experience revenue growth through increasing efficiencies and lowering customer costs, thereby creating new market opportunities.

Examples of sectors in the consumer services industry include, but are not limited to:

•	Online Marketplaces

•	E-Commerce

•	Financial Services: Special Product Underwriting

•	Financial Services: Online

•	Social and Business Networking Sites

•	Online Gaming

•	Online Communications

•	Energy Delivery & Distribution

•	Alternative Energy

•	Internet-based Messaging Services

•	Information gathering / dissemination

•	Online educational services

•	Online money transfer

Traits of Target Businesses

We have not established any priorities with respect to the sectors listed in which we will seek to consummate a business combination. In addition to traits previously outlined above, prospective target businesses are likely to exhibit some of the following characteristics:

•	Platforms that are underutilized owing to any of the following reasons:

•	lack of market penetration due to restricted access to growth capital,

•	lack of sufficient business networking to achieve critical mass necessary to take market share, or

•	lack of strategic positioning within markets that are ripe for transformation.

•	Companies positioned to capitalize on demographic trends. We believe that there will be significant opportunities for businesses that cater to the demographics in both the United States and Western Europe. In the U.S., we feel that businesses serving the growing and evolving needs of the over 75.9 million aging baby boomers born between 1946 and 1964 and the 61.3 million “Gen Y” population born between 1979 and 1994 will experience significant growth in the coming years. Similarly, Europe has two significant demographic shifts to capitalize. At one end, the aging population, as a percentage of total population, is even more significant than in the US. The absolute size of the elderly in Europe has more than doubled during the last 50 years from 46 million to 112 million as of 2000, with the relative weight on the total population increasing from 8% in 1950 to 14% in 2000. Meanwhile, there has been a significant immigrant population from the Middle East and North Africa, often bringing disparate cultural traditions and tastes. Companies that can sell to these groups have the opportunity to grow substantially. Further, more and more people in both geographies are becoming internet savvy and looking to online services to make their lifestyles easier in terms of everyday tasks such as shopping, financial transactions, and in decision making.

•	Companies positioned to benefit from deregulating industries. Due to the increased pressure of globalization and demands from developing countries, both the U.S. and Western Europe have experienced deregulation and lower government subsidy assistance in business. Industries affected by these changes are as disparate as telecom, transportation, gaming, energy, and agriculture. We feel that companies that can successfully move into deregulating sectors or provide services to help established businesses better compete will be poised to grow in coming years.

•	Companies located in the United States or Western Europe. We feel that the experience of our management members is most applicable to these markets and that the ubiquity of technology and the strength of infrastructure allows for greater growth opportunities in the service delivery platform sector here than in other locales.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination involving one or more operating businesses in the service delivery platform sector. Any of the net proceeds of this offering not used for effecting a business combination are for working capital and are not otherwise being designated for any more specific purposes. Accordingly, prospective investors in this offering will make their decision whether to invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but which desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

We have not selected or approached any target businesses

We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. Subject to the requirement that our initial business combination must be with one or more operating businesses in the service delivery platform sector that, collectively, have a fair market value of at least 80% of our net assets at the time of the acquisition, excluding deferred underwriter’s discounts and commissions and the loan, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in the service delivery platform sector. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in the service delivery platform sector in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination.

Sources of target businesses

We anticipate that acquisition candidates may be brought to our attention by FTN Midwest Securities Corp., or from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. We may pay to FTN Midwest Securities Corp. customary investment banking fees and expenses and/or finders fees in connection with a business combination approved by our directors. Our officers and directors may also bring to our attention acquisition candidates. In addition, we anticipate that the positions held and contacts maintained by the members of our management within the financial community will generate other unsolicited proposals. We do not anticipate receiving any unsolicited proposals with respect to business combinations with prospective target businesses until we have completed this offering. In addition, we will not evaluate any unsolicited proposals that we may receive with respect to any business combinations with prospective target businesses until we have completed this offering.

Selection of target businesses and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more operating businesses in the sector that, individually or collectively, have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full and excluding the $2,500,000 loan) at the time of the execution of a definitive agreement for the acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses in the service delivery platform sector. We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management expects to consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination; and

•	barriers to entry into the targeted businesses’ industries.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target businesses

The initial target businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full and the $2,500,000 loan) at the time of the execution of a definitive agreement for the acquisition. Although we are permitted to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets at the time of such execution, we have not entered into or discussed such financing arrangements with any third party, and there is no assurance that any such financing, if desired, would be available on acceptable terms, if at all. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. We are not required to obtain an opinion from an investment banking firm as to such fair market value. However, if we obtain an opinion from an unaffiliated, independent investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of our initial business combination and we will obtain the consent of the investment banking firm to the inclusion of its opinion in our proxy statement.

Possible lack of business diversification

The net proceeds from this offering and the private placement will provide us with approximately $92,880,000 (excluding deferred underwriting discounts and commissions of $5,400,000) which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, individually or collectively, is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full and excluding the $2,500,000 loan) at the time of the execution of a definitive agreement for the acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is possible that we will have the ability to complete a business combination with only a single operating business which may only have a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Acquisition of more than one business

As noted above, we expect to effect our initial business combination through the acquisition of a single business, but we reserve the right to acquire more than one business in contemporaneous acquisitions if our board of directors determines that such a course is in our best interest. Completing our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination with those businesses, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Further, we cannot ascertain the future role of our officers and directors, if any, in the target businesses. While it is possible that one or more of our officers and directors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the acquired businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholders to approve a business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the vote required for our initial business combination, our initial stockholders and the participants in the private placement will agree prior to the completion of this offering to vote the shares of common stock owned by them in the same way as the holders of the majority of the shares sold to the public in this offering. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Each public stockholder will only be able to convert its shares if such holder elects to do so; voting against the business combination alone will not result in a pro rata distribution of the trust account. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. The underwriter has agreed to forego receiving any deferred underwriting discounts and commissions with respect to any shares our public stockholders have elected to convert into cash pursuant to such conversion rights. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both vote against a business combination, and, subsequently, exercise their conversion rights, even if public stockholders holding a majority of the shares vote in favor of the business combination.

We will structure our initial business combination so that the transaction will proceed and may be consummated even if the maximum number of shares that may be converted to cash in connection with our initial business combination are in fact converted to cash, reducing the amount of cash ultimately available to consummate the transaction by up to approximately 20%. Furthermore, prior to the consummation of a business combination we will not amend or modify the provisions of Article FIFTH of our Certificate of Incorporation dealing with the restrictions and requirements of stockholder approval of a business combination without the affirmative vote of 90% of the outstanding stock. Our initial stockholders, other members of our management and participants in the private placement will prior to the completion of this offering agree not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination and will therefore have no conversion rights.

Liquidation if no business combination

If we enter into a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will be liquidated and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), plus any remaining net assets. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders. Our initial stockholders will not have the right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to their shares of common stock. Our initial stockholders, other members of our management and participants in the private placement will agree prior to the completion of this offering not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination and will, therefore, have no right to participate in a liquidation distribution. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

If we were to expend all of the net proceeds of this offering, the private placement and the loan, other than the proceeds deposited in the trust account, the initial per-share liquidation price would be the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $6.00 due to claims of creditors.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. We intend to have all prospective target businesses, vendors and service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is minimal. There is no guarantee, however, that such entities will agree to execute such waivers, or that such waivers will be valid and enforceable.

We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

•	our board of directors will, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of such plan;

•	upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline and we will mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and thereafter convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Except for the release of interest to us, the funds held in our trust account may not be distributed except upon our dissolution and not unless and until such approval is obtained from our stockholders. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds, other than interest released to us, will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days after the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months after the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the 18-month or 24-month period, as applicable. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Certificate of Incorporation

Our Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our Certificate of Incorporation provides, among other things, that:

•	upon consummation of this offering, a certain amount of the proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or, thereafter, upon our liquidation or as otherwise permitted in the Certificate of Incorporation;

•	prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval;

•	we may only consummate the business combination if approved by a majority of shares of common stock owned by our public stockholders and public stockholders owning less than 20% of the shares of common stock sold in this offering both voted against the business combination and exercised their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•	if a business combination is not consummated or a definitive agreement relating to a business combination is not signed within the time periods specified in this prospectus, then we will be liquidated and we will distribute to all of our public stockholders their pro rata share of the trust account, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), plus any of our remaining net assets; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction unless and until we consummate a business combination.

Our Certificate of Incorporation prohibits the amendment or modification of the provisions set forth in the foregoing paragraph prior to the consummation of a business combination without the affirmative vote of the holders of at least 90% of our outstanding common stock.

Competition

In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage over us in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our stockholders in certain instances may reduce the resources available to us to effect a business combination; and

•	our outstanding warrants, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms. In addition, based on publicly available information as of October 31, 2006, we have identified approximately 72 similarly structured companies which have gone public since 2003, of which 9 have actually consummated a business combination and one of which has dissolved. The 62 similarly structured companies which have gone public since 2003 have raised a total of approximately $4.2 billion. There are also 51 similarly structured companies currently in registration planning to raise approximately $4.7 billion.

If we succeed in effecting a business combination in the service delivery platform sector, there will be, in all likelihood, intense competition from competitors of the target businesses. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.

Facilities

We do not own any real estate or other physical properties materially important to our operation. Our executive offices are located at 330 Primrose Road, Suite 300, Burlingame, California 94010. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We currently have two officers, Drew Tanzman, our chief executive officer, and Tim Schwenke, our treasurer and secretary, each of whom is also a director. Mr. Tanzman will receive a $50,000 annual salary for his services as chief executive officer commencing on the completion of this offering. Mr. Schwenke will receive no compensation from us prior to the consummation of a business combination. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing the business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of this offering and the terms of an offering by blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discount and underwriting expenses for a Rule 419 offering are the same as this offering and that the underwriter does not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of This Offering	Terms Under a Rule 419 Offering
Escrow of offering, private placement and loan proceeds	$100,000,002 (including deferred underwriting discounts and commissions of $5,400,000) of the net offering, private placement and loan proceeds will be deposited into a trust account located at and maintained by JPMorgan Chase Bank, N.A.	$82,800,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $100,000,002 (including deferred underwriting discounts and commissions of $5,400,000) of net offering, private placement and loan proceeds held in trust will be invested in a money market fund, fully collateralized by United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account in the amount of $5,400,000, or $6,210,000 if the over-allotment option is exercised in full and excluding the $2,500,000 loan) at the time of the execution of a definitive agreement for the acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	We anticipate that our units will be eligible for quotation on the OTC Bulletin Board and that the units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately 20	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of This Offering	Terms Under a Rule 419 Offering
days after the earlier of the expiration of the underwriter’s option to purchase up to 2,500,000 additional units to cover over-allotments, or the exercise in full by the underwriter of such option, provided that we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the net proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our public stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A public stockholder who votes against the business combination following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a public stockholder who votes against the business combination but who does not follow these procedures or a public stockholder who does	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to notify the company of his or her election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient

	Terms of This Offering	Terms Under a Rule 419 Offering
	not vote against the business combination would not be entitled to the conversion right.	number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities would be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period after the consummation of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time period provided in this prospectus, except that to the extent the trust account earns interest, we will be permitted to receive disbursements from the trust account of 100% of any such interest to pay income taxes on such interest earned and to pay our operating expenses.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Bill Fisher	55	Non-Executive Chairman of the Board
Drew Tanzman	48	Chief Executive Officer and Director
Tim Schwenke	35	Treasurer, Secretary and Director
Daniel Wild	35	Director
Mark Nordlicht	38	Director

BILL FISHER has served as our Chairman of the Board since September 2006. Mr. Fisher has 24 years of experience as a senior executive in financial services. Most recently Mr. Fisher founded Hometown Commercial Capital, a national lender in commercial real estate transactions. Earlier, as Executive Vice President with Wells Fargo Bank, Mr. Fisher led business divisions focused on the small business, affluent, and mass-market retail banking sectors, including the $12 billion Northern California branch system. Mr. Fisher began with Wells Fargo as a regional vice-president, managing 33 branch banks in the Silicon Valley. As a result of Mr. Fisher’s success in that position, Mr. Fisher was promoted to Senior Vice-President and Division Manager, with responsibility for all 100 branches in northern California, including the ATM networks, 2,000 employees, and all retail lending and deposit products. Subsequently promoted to Executive Vice President, Mr. Fisher partnered with Wells Fargo’s Private Banking division to build the first ever mass market private bank, called Premier Banking, which remains part of the bank’s national customer relationship strategy. Mr. Fisher has worked extensively with middle-market banks since 1996 when he founded GetSmart.com, a pioneering online financial services company that he sold to Providian Financial in 1999 and which was recently purchased by Barry Diller’s InteractiveCorp. Mr. Fisher earned his degree in biology from University of California at Santa Barbara.

DREW TANZMAN has served as our Chief Executive Officer and a Director since September 2006. Mr. Tanzman currently works as a management consultant servicing a broad range of clients with a focus on the clarification and implementation of successful business strategies. Mr. Tanzman is also currently a professor of economics at the University of California, San Diego. From 1995 to 1999, Mr. Tanzman worked at Westpac Banking Corporation in Sydney, Australia, most recently holding the position of Group Executive for Australian Banking Services, responsible for all national services including, among others, mortgages, loan centers and ATMs. Such areas covered 7,000 employees and an annual expense budget of $1.1 billion. Prior thereto at Westpac, Mr. Tanzman was the Chief Executive Officer of The Mortgage Company, the largest fully functional mortgage company in Australia, and the General Manager of Business Banking & Investments, responsible for the development and distribution of non-branch services including investments, insurance, private banking, commercial lending and small business products. From 1981 to 1995, Mr. Tanzman worked at Wells Fargo Bank, rising to the level of Executive Vice President for the Retail Banking Group. Mr. Tanzman holds a bachelors degree and a masters degree in economics from the University of California, San Diego.

TIM SCHWENKE has served as our Secretary and Treasurer and a Director since September 2006. In 1999, Mr. Schwenke founded getmobile AG jointly with Daniel Wild. Messrs. Schwenke and Wild have run getmobile AG jointly since as Co-CEOs. Getmobile AG is a delivery platform for mobile phones with contracts in Germany. The delivery platform uses a multichannel direct sales approach via internet, teleshopping and print advertising. Getmobile AG achieved revenue of € 59 m with EBIT of € 4.9 m in 2005. In August 2005, Messrs. Wild and Schwenke sold getmobile AG to Fitzwilliam Capital plc for a total consideration of € 69 m in the form of a reverse IPO. Fitzwilliam renamed itself getmobile europe plc and is listed on London AIM (GETM) and Dublin IEX. In 2001, Messrs. Wild and Schwenke founded Tiburon Unternehmensaufbau GmbH, an entrepreneur and seed fund. The fund has invested in 18 companies, the majority of which are in the delivery platform space including openbc, Lifebond, PrimoEspresso, Hometown Commercial Capital, Cadooz and

JOBTV24. Prior to founding getmobile AG, Mr. Schwenke worked as a senior consultant for Mitchell Madison Group, a McKinsey spin-off. He holds a Masters Degree in Business Administration from the University of Hamburg, Germany.

DANIEL WILD has served as a Director since September 2006. In 1999, Mr. Wild founded getmobile AG jointly with Tim Schwenke and has run the company as a co-CEO since that time. Getmobile AG is a delivery platform for mobile phones with contracts in Germany. The delivery platform uses a multichannel direct sales approach via internet, teleshopping and print advertising. Getmobile AG achieved revenue of €59 m with EBIT of €4.9 m in 2005. In August 2005, Messrs. Wild and Schwenke sold getmobile AG to Fitzwilliam Capital plc for a total consideration of €69 m in the form of a reverse IPO. Fitzwilliam renamed itself getmobile europe plc and is listed on London AIM (GETM) and Dublin IEX. In 2004, Mr. Wild founded eleisure AG and has served the company as chairman of the board since that time. Eleisure AG is an operative holding company buying and building companies in the fast growing space of interactive online games in Germany. In 2003, Mr. Wild co-founded the Open Business Club which has since become Europe’s leading online business networking platform with more than a million members. He has served on the advisory board of the company and facilitated its internationalization. In 2001, Messrs. Wild and Schwenke founded Tiburon Unternehmensaufbau GmbH, an entrepreneur and seed fund. The fund has invested in 18 companies, the majority of which are in the delivery platform space including openbc, Lifebond, PrimoEspresso, Hometown Commercial Capital, Cadooz and JOBTV24. Prior to founding getmobile AG, Mr. Wild worked as a senior consultant for the Mitchell Madison Group. He holds a degree of Diplomkaufmann from the University of Trier, Germany and an MBA from East Carolina University.

MARK NORDLICHT has served as a Director since October 2006. Mr. Nordlicht is the founder and sole Managing Member of the General Partner of the Platinum Partners Value Arbitrage Fund (“PPVA”), a New York based relative value fund launched in January 2003. PPVA employs various trading strategies across multiple asset classes with a 20% concentration in energy derivatives. Mr. Nordlicht is currently the Chairman of Platinum Energy Resources and Platinum Diversified Mining, blank check companies seeking to acquire businesses in oil and natural gas, and mining, respectively. In addition, Mr. Nordlicht is also Chairman of Optionable Inc., a hybrid voice-electronic broker founded by Mr. Nordlicht in November 1999. Optionable matches trades in the energy swaps, futures, and options markets. In addition, Mr. Nordlicht is formerly the founder and General Partner of Northern Lights Trading, a proprietary options trading firm based in New York which employed traders in the natural gas, crude oil, cotton, coffee, gold, and silver option trading pits of the New York Mercantile Exchange and the New York Board of Trade. From 1998 to December 2002, Mr. Nordlicht was Managing Partner of West End Capital and WEC Asset Management, New York based private equity firms founded by Mr. Nordlicht. Mr. Nordlicht earned a BA degree from Yeshiva University in 1989.

Audit Committee

Our Board of Directors intends to establish an Audit Committee, which will report to the Board of Directors. The Audit Committee will be responsible for meeting with our independent registered accounting firm regarding, among other issues, audits and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, the Audit Committee will have the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee is required to be composed entirely of independent directors.

No member of our Board of Directors is an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K, but nonetheless, we believe that the members are qualified to perform their duties.

Executive Officer and Director Compensation

No executive officer, director or initial stockholder, or any affiliate thereof, has received any compensation for services rendered.

Each of our officers and directors, other than Mark Nordlicht, purchased and holds shares of our common stock. See “Certain Relationships and Related Transactions—Initial Share Issuances.” The shares of our common stock held by our initial stockholders are subject to lock-up agreements restricting their sale until one year after a business combination is completed. These lock-up agreements cannot be waived.

Commencing on completion of this offering, our chief executive officer will receive annual compensation of $50,000. Our officers and directors will receive reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged; provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination. If none of our directors is deemed to be “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement, or monitoring our compliance with the terms of this offering. In addition, since the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors after a business combination by any target businesses.

Code of Ethics

We will adopt a code of ethics that applies to directors, officers and employees. A copy of the code of ethics will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Conflicts of Interest

Due to their affiliations and other professional activities, our officers and directors may encounter conflicts of interest. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms we believe to be no less favorable than are available from unaffiliated third parties and such transactions will require prior approval in each instance by a majority of our non-interested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investors should be aware of the following potential conflicts of interest:

•	Mark Capital Management, LLC has advanced to us approximately $80,000, which was used to pay a portion of the offering expenses described in “Use of Proceeds.” This loan bears interest at the rate of 3% and is repayable upon the consummation of the offering out of the net proceeds not placed in trust or on October 11, 2007, if the offering has not been completed by that date.

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. For a complete description of our management’s other affiliations, see the previous section entitled “Management” in this prospectus.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Our officers and directors, other than Mr. Nordlicht, own shares of our common stock, which will be subject to lock-up agreements restricting their sale until one year after a business combination is successfully completed. The shares owned by our directors and officers will be worthless if we do not consummate a business combination. Therefore, our management may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Initial Share Issuances

On September 1, 2006, we issued, for $6,000 in the aggregate, 4,166,667 shares of our common stock to our initial stockholders as follows:

Mark Capital Management, LLC[1]	2,083,335
Tiburon S.A.[2]	1,041,666
Drew Tanzman, Chief Executive Officer and Director	520,833
Fisher Family Trust Dated March 28, 2000[3]	520,833

1	Controlled by Robert Mark, a private investor.
2	Owned in equal shares by Daniel Wild and Tim Schwenke, two of our directors.
3	Controlled by Bill Fisher, our Chairman of the Board.

The common stock held by the initial stockholders will be subject to lock-up agreements restricting its sale or other transfer until one year after our initial business combination is completed. These lock-up agreements cannot be waived.

Our initial stockholders will be entitled, collectively, to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. Our initial stockholders can elect to exercise these registration rights at any time subsequent to one year after the consummation of a business combination, pursuant to the terms of the lock-up agreement. In addition, our initial stockholders will also have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Private Placement

Certain of our directors or their affiliates have agreed to purchase from us an aggregate of 416,667 insider units, at $6.00 per unit, in a private placement that will occur prior to the effective date of this offering. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the insider units will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidating distributions if we fail to consummate a business combination; (iii) the holders of the insider units may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) in connection with the vote required for our initial business combination, the shares of common stock included in the insider units must be voted in the same way as the holders of the majority of the shares sold to the public in this offering; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.” The $2,500,002 of net proceeds from the sale of these insider units will be added to the portion of the proceeds from this offering to be held in the trust account pending the completion of our initial business combination.

In addition, commencing on the date following consummation of a business combination, the insider units and the securities included in the insider units are entitled to registration rights pursuant to an agreement to be entered into in connection with the private placement.

Loan

Certain of our directors or their affiliates have agreed to make a loan to us in the amount of $2,500,000, which loan proceeds will be placed in the trust account upon completion of the offering. Such loan will only be repaid upon the consummation of our initial business combination as described in this prospectus. At that time, the loan amount of $2,500,000 (less amounts the lender(s) have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights) will be released to the lender(s) out of the balance held in the trust account. If we are unable to consummate a business combination and we dissolve and the trustee is required to liquidate the trust account, the lenders(s) have agreed that (i) they will forfeit any rights or claims to the loan amount and (ii) the loan amount will be distributed on a pro rata basis among the public stockholders.

Transactions with Management

We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged; provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination.

Our chief executive officer will receive annual compensation of $50,000 commencing on the completion of the offering. Our other officers and directors will not receive any compensation prior to completion of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms we believe to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our non-interested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Our “promoters,” as that term is defined under the federal securities laws, are each of our officers and directors: Messrs. Fisher, Tanzman, Wild, Schwenke and Nordlicht.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of October 31, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering and no exercise of the underwriter’s over-allotment option), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Number of Shares	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)		Before Offering	After Offering
Mark Capital Management, LLC(2)	2,083,335	50.00%	10.00%
Bill Fisher(3)	520,833	12.50%	2.50%
Drew Tanzman	520,833	12.50%	2.50%
Daniel Wild(4)	1,041,666	25.00%	5.00%
Tim Schwenke(4)	1,041,666	25.00%	5.00%
Mark Nordlicht	0	0%	0%
All officers and directors as a group (5 persons)	2,083,332	50.00%	10.00%

(1)	The address for each person or entity is c/o Platform Acquisition Corp. International, 330 Primrose Road, Suite 300, Burlingame, California 94010, except for Mark Capital Management, LLC, whose address is 2716 Fairmount Street, Dallas, Texas 75201 and Mark Nordlicht whose address is .
(2)	Robert Mark is the 100% owner of Mark Capital Management, LLC.
(3)	The amount of shares beneficially owned by Bill Fisher reflects his control of Fisher Family Trust Dated March 28, 2000.
(4)	The amount of shares beneficially owned by Tim Schwenke and Daniel Wild reflect their equal ownership in Tiburon S.A.

Immediately after this offering and the purchase of 416,667 private placement units as described in this prospectus, our existing stockholders, officers and directors, or their affiliates, collectively, will beneficially own 21.57% of the then issued and outstanding shares of our common stock. Because of this ownership block, our initial stockholders, officers and directors may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of the initial business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus, other than the shares included in the private placement units, will be subject to lock-up agreements restricting the sale of such shares for one year following the consummation of a business combination that cannot be waived. The shares included in the private placement units will be subject to similar lock-up agreements restricting the sale of such shares until consummation of the business combination. During the applicable lock-up period, the holders of these shares will not be able to sell or transfer the securities subject to the lock-up except to their spouses and children or trusts established for their benefit. The holders of these shares will have all other rights as our public stockholders, including without limitation, the right to vote their shares of common stock.

The holders of our common stock outstanding prior to the date of this prospectus will not have the right to participate in any liquidation distribution occurring upon our failure to consummate a business combination within the time period provided for in this prospectus with respect to those shares of common stock acquired by them prior to the consummation of this offering. The holders of these shares will agree prior to the completion of this offering not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination.

In addition, in connection with the vote required for our initial business combination, the holders of these shares will agree prior to the completion of this offering to vote the shares of common stock owned by them in the same way as the holders of the majority of the shares sold to the public in this offering.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock as it will be in effect upon the consummation of this offering is a summary and is qualified in its entirety by reference to our Certificate of Incorporation and By-Laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

We are authorized to issue 200,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 4,166,667 shares of common stock are issued and outstanding and no shares of preferred stock are outstanding. Our initial stockholders, members of management and participants in the private placement will agree not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles its holder to purchase one share of common stock at an exercise price of $5.00. Each of the common stock and warrants will begin separate trading 20 days after the earlier of the expiration of the underwriter’s option to purchase up to 2,500,000 additional units to cover over-allotments or the exercise in full by the underwriter of such option; provided that we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet. We intend to file a Current Report on Form 8-K which includes this audited balance sheet promptly after the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will reflect the proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised contemporaneously with this offering. In addition, we intend to file a subsequent Current Report on Form 8-K in the event all or any material portion of the over-allotment option is subsequently exercised.

Common stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, our initial stockholders have agreed to vote the shares of common stock owned by them immediately before the consummation of this offering in the same way as the holders of the majority of the shares sold to the public in this offering. Our initial stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights as discussed below.

Our board of directors is not classified, and there is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to dissolve and liquidate for failure to consummate a business combination within the time period provided in this prospectus, our public stockholders are entitled to a pro rata share of the trust account, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. The initial stockholders do not have the right to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to the consummation of this offering.

The holders of our common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account will retain the right to exercise the warrants that they received as part of the units.

Preferred stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in connection with this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the trust account, or which votes as a class with the common stock on the initial business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant offered hereby entitles its registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

Our reason for permitting the redemption of the warrants under such circumstances is to enable us to simplify our capital structure once the warrants are “in the money,” by allowing us to require holders to exercise their warrants or have them redeemed. The price of $8.50 per share reflects a significant premium on the common stock price and using the 20 day threshold ensures that such a price level is more than a one-time event. We note that such redemption provisions are typical for other blank check companies similar to us that have registered the public offering of their securities.

The warrants will be issued in registered form under a warrant agreement between Mellon Investor Services LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. In no event shall we be liable for, or shall any registered holder of any warrant be entitled to receive, (a) physical settlement in securities unless the conditions and requirements set forth in the warrant agreement have been satisfied or (b) any net-cash settlement or other consideration in lieu of physical settlement in securities. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement

Certain of our directors or their affiliates have agreed to purchase from us an aggregate of 416,667 insider units, at $6.00 per unit, in a private placement that will occur prior to the effective date of this offering. All such insider units will be identical to the units offered in this offering, except that: (i) subject to certain limited exceptions, none of the insider units will be transferable or salable until after we complete a business combination; (ii) the common stock included in the insider units will not have any rights to liquidating distributions if we fail to consummate a business combination; (iii) the holders of the insider units may not exercise conversion rights with respect to the shares of common stock included in the insider units; (iv) in connection with the vote required for our initial business combination, the shares of common stock included in the insider units must be voted in the same way as the holders of the majority of the shares sold to the public in this offering; and (v) the warrants included in the insider units are not subject to redemption if held by the initial holders thereof or their permitted transferees and may be exercised on a “cashless basis.” The $2,500,002 of net proceeds from the sale of these insider units will be added to the portion of the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The participants in the private placement will agree not to purchase any additional shares of our common stock or other securities, whether as part of this offering or otherwise, prior to the completion of a business combination.

In addition, commencing on the date following consummation of a business combination, the insider units and the securities included in the insider units are entitled to registration rights pursuant to an agreement to be entered into in connection with the private placement.

Loan

Certain of our directors or their affiliates have agreed to make a loan to us in the amount of $2,500,000, which loan proceeds will be placed in the trust account upon completion of the offering. Such loan will only be repaid upon the consummation of our initial business combination as described in this prospectus. At that time, the loan amount of $2,500,000 (less amounts the lender(s) have agreed to forego with respect to any shares public stockholders have elected to convert into cash pursuant to their conversion rights) will be released to the lender(s) out of the balance held in the trust account. If we are unable to consummate a business combination and we dissolve and the trustee is required to liquidate the trust account, the lenders(s) have agreed that (i) they will forfeit any rights or claims to the loan amount and (ii) the loan amount will be distributed on a pro rata basis among the public stockholders.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a business combination. The payment of any dividends subsequent to the consummation of a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and units, and warrant agent for our warrants, is Mellon Investor Services LLC.

Shares Eligible for Future Sale

Immediately after this offering and the private placement, we will have 21,250,001 shares of common stock issued and outstanding, or 23,750,001 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 16,666,667 shares sold in this offering, or 19,166,667 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,583,334 shares will be restricted securities under Rule 144, in that they were, or will be, issued in private transactions not involving a public offering. None of those shares will be eligible for re-sale under Rule 144 prior to [    ], 2007. Notwithstanding this, all of those shares, other than the common stock (but not warrants) included in the private placement units, will be subject to lock-up agreements and will not be transferable until the earlier of one year following a business combination or our liquidation except in certain limited circumstances. The shares included in the private placement units will be subject to lock-up agreements and will not be transferable until the earlier of a business combination or our liquidation except in certain limited circumstances.

Rule 144

General

In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 212,500 shares immediately after this offering (or 237,500 shares if the underwriter exercises its over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 4,583,334 issued and outstanding shares of common stock immediately prior to the consummation of this offering, assuming the purchase of 416,667 private placement units as described in this prospectus, will be entitled to registration rights with respect to those shares pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these shares will be entitled to make up to two demands that we register these shares. Such demands can only be made by the holders of a majority of such issued and outstanding shares. The holders of these shares, other than the holder of the private placement units, can elect to exercise these registration rights any time subsequent to one year after the consummation of a business combination, pursuant to the terms of the lock-up agreement. The holders of the private placement units can elect to exercise their registration rights any time subsequent to the consummation of a business combination, pursuant to the terms of their lock-up agreements. In addition, the holders of all such shares will have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Global Clearance and Settlement

We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”). Each global security will be issued only in fully registered form.

You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a Global Security

A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

The financial institution that acts as the sole direct holder of a global security is called the “Depositary.” Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to the global security will be governed by the account rules of the investor’s financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

•	Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name;

•	Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities;

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities;

•	The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global securities. We have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

DTC has informed us that:

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transaction between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

DTC’s rules are on file with the SEC.

DTC’s records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our units (or the component securities thereof) by a non-U.S. holder. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our units (or the component securities thereof) that is not, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the U.S. Internal Revenue Code) have the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

In addition, except as expressly discussed below, this summary does not address the tax consequences to any beneficial owner of our units (or the component securities thereof) that is a partnership (including any entity or arrangement treated as a partnership for U.S. tax purposes).

An individual may be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, instead of as a nonresident, by, among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, an individual would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income purposes as if they were U.S. citizens.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S federal income tax purposes) owns our units (or the component securities thereof), the tax treatment of a partner or beneficial owner of the partnership or other pass-through entity may depend upon the status of the partner or beneficial owner and the activities of the partnership or entity and upon certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our units (or the component securities thereof) should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a non-U.S. holder in light of the non-U.S. holder’s particular investment or other circumstances. This summary only addresses a non-U.S. holder that holds our units (or the component securities thereof) as a capital asset (generally, investment property) and does not address:

•	special U.S. federal income tax rules that may apply to particular classes of non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, persons who receive common stock or warrants as compensation, and dealers and traders in securities or currencies;

•	non-U.S. holders acquiring, holding, or disposing of our units (or the component securities thereof) as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	any U.S. state and local or non-U.S. tax consequences; and

•	the U.S. federal income or estate tax consequences for the beneficial owners of a non-U.S. holder.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations (including temporary regulations) and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income and estate tax consequences of purchasing, owning and disposing of our units (or the component securities thereof) as set forth in this summary. Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of our units (or the component securities thereof).

Allocation of purchase price between common stock and warrants

For U.S. federal income tax purposes, a holder must allocate the purchase price of a unit between the share of common stock and the warrants that comprise the unit based on the relative fair market value of each. We intend to allocate U.S. $[            ] to each share of common stock and U.S. $[            ] to each warrant comprising a unit. While uncertain, it is possible that the U.S. Internal Revenue Service, will apply by analogy rules pursuant to which our allocation of the purchase price will be binding on a non-U.S. Holder of a unit, unless the non-U.S. Holder explicitly discloses in a statement attached to a timely filed U.S. federal income tax return for the taxable year in which the unit is acquired that the non-U.S. Holder’s allocation of the purchase price between the share of common stock and the warrants that comprise the unit is different than our allocation. Our allocation is not, however, binding on the U.S. Internal Revenue Service.

Dividends

If distributions are paid on shares of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. Holder’s adjusted tax basis in his, her or its common stock. Any remainder will constitute gain on disposition of the common stock—see “Gain on Disposition of Units (or the component securities thereof)” below.

In general, any distributions we make to a non-U.S. holder with respect to a non-U.S. holder’s shares of common stock that constitute dividends for U.S. federal income tax purposes will be subject to a U.S. federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty. In order to claim the benefit of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed U.S. Internal Revenue Service Form W-8BEN (or other applicable form) in accordance with applicable certification and disclosure requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, that are attributable to a permanent establishment maintained by the non-U.S. holder in the U.S., are not subject to the withholding tax described above, but instead are subject to U.S. federal income tax on a net income basis at the applicable graduated U.S. federal income tax rates and in the manner applicable to U.S. persons. We will not have to withhold U.S. federal withholding tax on those dividends if the non-U.S. holder provides a properly executed U.S. Internal Revenue Service Form W-8ECI (or other applicable form) in accordance with applicable certification and disclosure requirements. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States.

Exercise of Warrants

The exercise of a warrant should not be a taxable event for the exercising non-U.S. holder.

Gain on Disposition of Units (or the component securities thereof)

A non-U.S. holder generally will not be taxed on any gain recognized on a sale, exchange or other taxable disposition of our units (or the component securities thereof), which should include the receipt of cash by a non-U.S. holder upon a liquidation or upon the exercise of conversion rights, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will generally be subject to U.S. tax in the same manner applicable to U.S. persons (unless an applicable income tax treaty provides otherwise) and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•	the non-U.S. holder is an individual who holds our units (or the component securities thereof) as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the non-U.S. holder is considered a nonresident alien under the U.S. Internal Revenue Code); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our units (or the component securities thereof). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a U.S. real property holding corporation, but upon or after the occurrence of a business combination, it is possible that we would become a U.S. real property holding corporation, depending on the nature of the acquired business or businesses. If our common stock is regularly traded on an established securities market, (i) a non-U.S. holder of common stock may be entitled to rely on an exception applicable to holders of 5% or less of our common stock (taking certain attribution rules into account) and (ii) a non-U.S. holder of warrants may be entitled to rely on an exception applicable to holders of 5% or less of our warrants (taking certain attribution rules into account).

Federal Estate Tax

Our common stock that is owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax. The rule stated above may also apply to warrants.

Information Reporting and Backup Withholding

In general, backup withholding, currently imposed at the current rate of 28%, will apply to dividends on our common stock paid to a non-U.S. holder, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a U.S. person. Generally, information will be reported to the Internal Revenue Service regarding the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld. A similar report is sent to the recipient of the dividend.

In general, backup withholding and information reporting will apply to the payment of proceeds from the disposition of our units (or the component securities thereof) by a non-U.S. holder through a U.S. office of a broker or through the non-U.S. office of a broker that is a U.S. person or has certain enumerated connections with the United States, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts that are withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the Internal Revenue Service.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, dated [                    ], 2006, we have agreed to sell to FTN Midwest Securities Corp., as underwriter, and the underwriter has agreed to purchase on a firm commitment basis, 16,666,667 units.

The form of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

Your ability to resell the units and/or the common stock and warrants comprising the units may be limited under state securities laws. You initially may be able to sell the securities only in those states where the securities are registered or qualified, if any, or where an applicable exemption from registration of the securities is available, including the exemption for transactions with institutional investors. Under the provisions of the National Securities Markets Improvement Act of 1996, or NSMIA, once we become a company that files annual and periodic reports under the Exchange Act, some state securities registration requirements may be preempted for certain secondary market transactions. Some states, however, require a notice to be filed and a fee to be paid prior to making any sale in reliance upon this preemption. You should consult your financial and legal advisors to determine whether, with respect to a specific state, an exemption from registration is available or the NSMIA preemption is applicable. In the case of both state exemptions and the NSMIA preemption, a state may attempt to prevent a secondary market sale of a security issued by a blank check company.

In the event that the warrants we are selling as part of a unit are resold to another person, the purchaser may not be able to exercise the warrants unless an exemption is available in the purchaser’s state of residence for the issuance of common stock upon exercise or the shares of common stock have been registered in that state.

Pricing of Securities

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and FTN Midwest Securities Corp. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies in the service delivery platform, or service delivery platform-related, sector;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the service delivery platform, or service delivery platform-related, sector at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies in the service delivery platform, or service delivery platform-related, sector;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the underwriter an option, exercisable in whole or in part from time to time during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less the underwriting discount or commission set forth on the cover page, up to an aggregate of 2,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the short position resulting from the initial distribution. The underwriter may exercise that option if the underwriter sells more than 16,666,667 units.

Commissions and Discounts

FTN Midwest Securities Corp. has advised us that it proposes initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $[            ] per unit. The underwriter may allow, and the dealers may reallow, a discount not in excess of $[            ] per unit to other dealers. After this offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Unit	Without Over-Allotment Option	With Over-Allotment Option
Public Offering Price	$6.00	$100,000,002	$115,000,002
Discount(1)	.42	7,000,000	8,050,000
Non-accountable Expense Allowance(2)	.06	1,000,000	1,000,000

Proceeds Before Expenses(3)	$5.52	$92,000,002	$105,950,002

(1)	Includes deferred underwriting discounts and commissions of $5,400,000, or $6,210,000 if the underwriter’s over-allotment option is exercised in full, payable to the underwriter from the proceeds to be placed in the trust account. Such funds (less amounts the underwriter has agreed to forego with respect to any shares that public stockholders elect to convert into cash pursuant to their conversion rights) will be released to the underwriter upon the consummation of an initial business combination.
(2)	The non-accountable expense allowance, which is payable to FTN Midwest Securities Corp., is not payable with respect to the units sold upon exercise of the underwriter’s over-allotment option.
(3)	The offering expenses are estimated to be approximately $620,002 and excludes the proceeds from the private placement and the $2,500,000 loan.

The amounts paid by us in the table above include $5,400,000 in deferred compensation discounts and commissions due to the underwriter ($6,210,000, if the over-allotment option is exercised in full), which will be placed in trust until the consummation of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriter out of the balance held in the trust account. If we do not complete an initial business combination and the balance held in the trust account is required to be distributed to the public stockholders upon our liquidation, the underwriter has agreed that (i) on our liquidation, it will forfeit any rights or claims to its deferred underwriting discounts and commissions and (ii) the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon (net of income taxes payable on such interest).

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. However, the underwriter may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the units, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Coverage Transactions. The underwriter may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, it may reduce the short position by purchasing units in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

Stabilization and syndicate covering transactions may cause the price of the units to be higher than it would be in the absence of these transactions.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the units, shares or warrants. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although the underwriter is not obligated to do so, it may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. There are, however, no preliminary agreements or understandings between the underwriter and any potential targets. We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, but if we enter into any such contractual obligation, we may pay the underwriter a finder’s fee that would be determined at that time in an arm’s length negotiation subject to the approval of the independent directors where the terms would be fair and reasonable to each of the interested parties; provided, that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

NOTICES TO NON-U.S. INVESTORS

European Economic Area Prospectus Directive (France, Ireland, Italy, Germany, United Kingdom and Switzerland)

General

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each relevant member state.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriter, is authorized to make any further offer of the units on behalf of the sellers or the underwriter.

Ireland

See “European Economic Area Prospectus Directive—General” above.

Italy

Neither this prospectus nor any other offering material relating to the units, the shares and the warrants described in this prospectus has been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no units, shares or warrants may be offered, sold or delivered, nor may copies of the prospectus or any documentation relating to the units, shares or warrants be distributed, in the Republic of Italy, except:

(i) to professional investors (“operatori qualificati”), within the meaning set forth under Article 100, paragraph 1, letter (a) and Article 30, paragraph 2 of Legislative Decree No. 58 of 24th February, 1998 (the

“Financial Services Act”), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1st July, 1998, as amended; or (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February, 1998 (the “Financial Services Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14th May, 1999, as amended.

Any offer, sale or delivery of the the units, shares or warrants or distribution of copies of this prospectus or any other document relating to the the units, shares or warrants in the Republic of Italy under (i) or (ii) above must be: (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1st September, 1993 (the “Banking Act”), as amended; and (b) in any event in compliance with applicable Italian laws and regulations.

Germany

See “European Economic Area Prospectus Directive—General” above.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly to the public in France, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Switzerland

The units or the shares of our common stock and warrants may be offered in Switzerland only on the basis of a non-public offering. This prospectus does not constitute an issuance prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the SWX Swiss Exchange. Neither the units nor the shares of our common stock or the warrants may be offered or distributed on a professional basis in or from Switzerland and neither this prospectus nor any other offering material relating to the units, the shares of our commons stock or the warrants may be publicly issued in connection with any such offer or distribution. Neither the units, nor the shares of our common stock or the warrants have been, nor will they be, approved by any Swiss regulatory authority. In particular, the units, the shares of our common stock and the warrants are not and will not be registered with or supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act.

Canada

Resale Restrictions

The distribution of units in Ontario, Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the applicable securities regulatory authorities in Ontario, Canada (the “Canadian Offering”). Any resale of the units, or the securities underlying the units, in Canada must be made under applicable securities laws which may require resales to be made under available statutory exemptions from registration and prospectus requirements or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Investors from Ontario, Canada are advised to seek legal advice prior to any resale of the units or the securities underlying the units. Each investor in units in Ontario, Canada acknowledges that each certificate representing a unit, and each underlying security, will contain a legend substantially to the following effect:

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION IN CANADA, THE HOLDER OF THIS UNIT MUST NOT TRADE THIS UNIT IN CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert the distribution date], 2006 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

Investors in Ontario, Canada are advised that we are not required to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the units, or the securities underlying the units, to the public in Canada or any province or territory thereof.

This prospectus will not qualify the units, or the securities underlying the units, for resale in Canada and will not affect the resale restriction described above.

Tax Considerations

No representation or warranty is made as to the tax consequences to a resident of Ontario, Canada of an investment in the units. Residents of Ontario, Canada are advised that an investment in the units may give rise to particular tax consequences affecting them. Accordingly, residents of Ontario, Canada are strongly encouraged to consult with their tax advisers prior to making any investment in the units.

Representations and Acknowledgements of Investors

Each investor resident in Ontario, Canada who purchases units on a private placement basis pursuant to this Canadian Offering will be deemed to have represented to us and FTN Midwest Securities Corp. that such investor and any ultimate investor for which such initial investor is acting as agent (a) is entitled under applicable securities laws to purchase such units without the benefit of a prospectus qualified under such securities laws, (b) is basing its investment decision solely on this prospectus and not on any other information (including, but not limited to, advertisements in any printed media of general and regular paid circulation, radio, television or telecommunication, including electronic display, or any other form of advertising in Canada) concerning us or this offering, (c) has reviewed the terms referred to above under the heading “Canadian Resale Restrictions”, and (d) is in compliance with the following:

(i) the investor is resident in Ontario, Canada;

(ii) the investor: (A) is purchasing the units with the benefit of the prospectus exemption provided by Section 2.3 of National Instrument 45-106—Prospectus Exempt Distributions (“NI 45-106”) (that is, such investor is purchasing as principal and is an “accredited investor” within the meaning of Section 1.1 of NI 45-106); and (B) is either purchasing units as principal for its own account, or is deemed to be purchasing the units as principal for its own account in accordance with applicable securities laws;

(iii) if the investor is not an individual or an investment fund, the investor had a pre-existing purpose and was not established solely or primarily for the purpose of acquiring units in reliance on an exemption from applicable prospectus requirements in Ontario, Canada; and

(iv) is not an individual unless purchasing from a fully registered dealer within the meaning of Section 204 of the Regulation to the Securities Act (Ontario).

Each investor resident in Ontario, Canada who purchases units on a private placement basis pursuant to this Canadian Offering will be deemed to have acknowledged to us and FTN Midwest Securities Corp. that:

(i) any resale of units, or of the securities underlying the units, must be in accordance with the requirements of applicable securities laws (see “Resale Restrictions” above);

(ii) its name and other specified information (the “Information”), including the aggregate principal amount of units purchased: (A) will be disclosed to the Ontario Securities Commission and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the investor consents to the disclosure of the Information; (B) is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of securities legislation in Ontario, Canada;

(iii) if required by applicable securities laws or stock exchange rules, the investor will execute, deliver and file or assist us in obtaining and filing such reports, undertakings and other documents relating to the purchase of the units by the investor as may be required by the Ontario Securities Commission or any stock exchange or other regulatory authority;

(iv) the investor has been notified that the title, business address and business telephone number of the public official in Ontario, Canada who can answer questions about the Ontario Securities Commission’s indirect collection of the information is:

Administrative Assistant to the Director of Corporate Finance

Ontario Securities Commission

Suite 1903, Box 55, 20 Queen Street West

Toronto, Ontario M5H 3S8

Tel: (416) 593-8086

(v) the investor has authorized and consented to the disclosure and indirect collection of the Information by the Ontario Securities Commission or any stock exchange or other regulatory authority.

Enforcement of Legal Rights

All of our directors and officers, as well as certain experts named in this prospectus, are located outside of Canada and, as a result, it may not be possible for investors to effect service of process within Canada upon such persons. All or a substantial portion of our assets and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or such persons in Canada or to enforce a judgment obtained in Canadian courts against us or such persons outside of Canada.

Investors’ Rights

The following summary is subject to the express provisions of the applicable securities laws, regulations and rules, and reference is made thereto for the complete text of such provisions. Such provisions may contain limitations and statutory defenses on which we and other applicable parties may rely. Investors should refer to the applicable provisions of applicable securities legislation in Ontario, Canada for the particulars of these rights or consult with a legal advisor.

The rights of action described below are in addition to and without derogation from any other right or remedy available at law to the investor and are intended to correspond to the provisions of the Securities Act (Ontario) and are subject to the defenses contained therein.

The following is a summary of rights of rescission and damages available to investors resident in Ontario, Canada:

This prospectus constitutes an offering memorandum under the Securities Act (Ontario). Section 6.2 of Ontario Securities Commission Rule 45-501 provides that when an offering memorandum is delivered to an investor to whom securities are distributed in reliance upon the “accredited investor” prospectus exemption in Section 2.3 of NI 45-106, the right of action referred to in Section 130.1 of the Securities Act (Ontario) (“Section 130.1”) is applicable, unless the prospective investor is:

(a) a Canadian financial institution, meaning either:

(i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services corporation, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

(b) a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(c) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(d) a subsidiary of any person referred to in paragraphs (a), (b) or (c), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by the directors of the subsidiary.

Section 130.1 provides such investors who purchase securities offered by an offering memorandum with a statutory right of action against the issuer of securities for rescission or damages in the event that the offering memorandum and any amendment to it contains a “misrepresentation”. “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading or false in the light of the circumstances in which it was made.

Where this prospectus is delivered to a prospective investor in units in connection with a trade made in reliance on Section 2.3 of NI 45-106, and this prospectus contains a misrepresentation, the investor, without regard to whether the investor relied on the misrepresentation, will have a statutory right of action against us for damages or while still the owner of the units for rescission, in which case, if the investor elects to exercise the right of rescission the investor will have no right of action for damages against us. No such action shall be commenced more than, in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action, or, in the case of any action other than an action for rescission, the earlier of: (i) 180 days after the investor first had knowledge of the facts giving rise to the cause of action, or (ii) three years after the date of the transaction that gave rise to the cause of action.

We will not be liable for a misrepresentation if we prove that the investor purchased the units with knowledge of the misrepresentation.

In an action for damages, we will not be liable under Section 130.1 for all or any portion of the damages that we prove does not represent the depreciation in value of the units as a result of the misrepresentation relied upon.

We and every person or company who becomes liable to make any payment for a misrepresentation may recover a contribution from any person or company who, if sued separately, would have been liable to make the same payment, unless the court rules that, in all the circumstances of the case, to permit recovery of the contribution would not be just and equitable.

In no case shall the amount recoverable for the misrepresentation exceed the price at which the units were offered.

The foregoing is a summary only and is subject to the express provisions of the Securities Act (Ontario) and the regulations and rules made under it, and prospective investors should refer to the complete text of those provisions.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters with respect to this offering will be passed upon for the underwriter by Kelley Drye & Warren LLP, Stamford, Connecticut and New York, New York.

EXPERTS

The financial statements of Platform Acquisition Corp. International at October 17, 2006 and for the period from May 1, 2006 (date of inception) through October 17, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Miller, Ellin and Company, LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S–1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders:

We have audited the accompanying balance sheet of Platform Acquisition Corp. International (a development stage company) (the “Company”) as of October 17, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the period from May 1, 2006 (date of inception) through October 17, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 17, 2006 and the results of its operations and its cash flows for the period from May 1, 2006 (date of inception) through October 17, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ MILLER, ELLIN & COMPANY LLP

New York, New York

November 1, 2006

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

OCTOBER 17, 2006

ASSETS
CURRENT ASSETS:
Cash	$85,978

Total assets	$85,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes payable, stockholder	$80,000

Total current liabilities	80,000

COMMITMENT

SHAREHOLDERS’ EQUITY:
Preferred stock, $.0001 par value; authorized 1,000,000 shares; none issued and outstanding
Common stock, $.0001 par value; authorized 200,000,000 shares; issued and outstanding 4,166,667 shares	416
Additional paid-in capital	5,584
Deficit accumulated during the development stage	(22)

Total stockholders’ equity	5,978

Total liabilities and shareholders’ equity	$85,978

See Notes to Financial Statements

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD MAY 1, 2006 (DATE OF INCEPTION)

THROUGH OCTOBER 17, 2006

Formation and operating costs	$22

Net loss	$(22)

Weighted average shares outstanding—basic	4,166,667
Net loss per share	$—

See Notes to Financial Statements

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD MAY 1, 2006 (DATE OF INCEPTION)

THROUGH OCTOBER 17, 2006

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development State	Stockholders’ Equity
	Shares	Amount
Common stock issued May 1, 2006 (Date of Inception)	4,166,667	$416	$5,584	$—	$6,000
Net loss	—	—	—	(22)	(22)

Balance at October 17, 2006	4,166,667	$416	$5,584	$(22)	$5,978

See Notes to Financial Statements

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 1, 2006 (DATE OF INCEPTION)

THROUGH OCTOBER 17, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22)

Net cash used in operating activities	$(22)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable stockholder	80,000
Proceeds from sale of shares of common stock	6,000

Net cash provided by financing activities	86,000

Net increase in cash and cash at end of period	$85,978

See Notes to Financial Statements

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD MAY 1, 2006 (DATE OF INCEPTION)

THROUGH OCTOBER 17, 2006

1.	ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Platform Acquisition Corp. International (the “Company”) was incorporated in Delaware on May 1, 2006 as a blank check company whose objective is to acquire an operating business primarily in the service delivery platform sector, although the Company is not limited to operating in any particular industry. This sector engages in the business of improving the link between customers and the providers of goods and services through better technology, logistics and information.

As of October 17, 2006, the Company had not yet commenced any operations. All activity through October 17, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in U.S. government securities until the earlier of (i) the consummation of a Business Combination and (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 4,166,667 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months after the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

The Company has adopted Financial Accounting Statement No. 123R “Accounting for Stock—Based Compensation.” The Company uses the fair value method of valuing options awarded.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD MAY 1, 2006 (DATE OF INCEPTION)

THROUGH OCTOBER 17, 2006

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 16,666,667 units (“Units”) at $6.00 per unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination or one year from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may call the Warrants for redemption in whole and not in part at a price of $.01 per Warrant at any time after the Warrants become exercisable. They cannot be redeemed unless the Warrant holders receive written notice not less than 30 days prior to the redemption; and if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders.

The public warrants will not be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. In no event shall the Company be liable for, or any registered holder of any warrant be entitled to receive, (a) physical settlement in securities unless the conditions and requirements set forth in the warrant agreement have been satisfied or (b) any net-cash settlement or other consideration in lieu of physical settlement in securities. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, and in such event the warrants may expire worthless.

3.	OFFERING COSTS

Offering costs are expected to consist of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4.	NOTE PAYABLE, STOCKHOLDER

The Company issued an unsecured promissory note in the amount of $80,000 to one of the Founding Stockholders effective on October 11, 2006. The note bears interest at 3% per annum and is payable on the earlier of October 11, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5.	COMMITMENTS

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until

PLATFORM ACQUISITION CORP. INTERNATIONAL

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE PERIOD MAY 1, 2006 (DATE OF INCEPTION)

THROUGH OCTOBER 17, 2006

the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time.

After completion of the proposed offering, the Company’s chief executive officer will receive annual compensation of $50,000. The Company’s other officers and directors will receive no compensation prior to completion of an initial business combination.

6.	PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

$100,000,002

Platform Acquisition Corp. International

16,666,667 Units

PROSPECTUS

FTN Midwest Securities Corp.

                    , 2006

Through and including                     , 2007 (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$32,813
NASD Filing Fee	31,167
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	75,000
Legal Fees and Expenses (not including Blue Sky Services and Expenses)	360,000
Blue Sky Services and Expenses	40,000
Miscellaneous[1]	31,022

Total	$620,002

1	This amount represents additional expenses that may be incurred by the Company or Underwriter in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article Seventh, paragraph B of our Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Article VII of our Bylaws provides for indemnification of any of our present or former directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we will agree to indemnify the Underwriter and the Underwriter will agree to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholder	Number of Shares
Mark Capital Management, LLC[1]	2,083,335
Tiburon S.A.[2]	1,041,666
Drew Tanzman, Chief Executive Officer and Director	520,833
Fisher Family Trust Dated March 28, 2000[3]	520,833

1	Controlled by Robert Mark, a private investor.
2	Owned in equal shares by Daniel Wild and Tim Schwenke, two of our directors.
3	Controlled by Bill Fisher, Chairman of the Board.

Such shares were issued on September 1, 2006 in connection with the Registrant’s organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The shares were issued for a purchase price of approximately $0.00144 per share. No underwriting discounts or commissions were paid with respect to such sales.

In addition, certain of our directors or their affiliates have agreed to purchase an aggregate of 416,667 insider units at an exercise price of $6.00 per unit in a private placement that will occur immediately prior to this offering.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1*	Certificate of Incorporation

3.2*	By-laws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4*	Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant

5.1*	Opinion of Morgan, Lewis & Bockius LLP

10.1*	Promissory Note

10.2*	Form of Registration Rights Agreement

10.3*	Form of Trust Account Agreement to be entered into by and between JPMorgan Chase Bank, N.A. and the Registrant

10.4*	Form of Stock Transfer Agency Agreement

10.5*	Form of Lock-up Agreements to be entered into by and between FTN Midwest Securities Corp. and the initial stockholders and members of management

10.6*	Form of Letter Agreement to be entered into by and between the Registrant and its members of management

10.7*	Form of Letter Agreement to be entered into by and between the Registrant and Mark Capital Management, LLC

10.8*	Form of Unit Purchase Agreement entered into by and between the Registrant and certain of our directors or their affiliates

14*	Code of Ethics

23.1	Consent of Miller, Ellin and Company, LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (incorporated by reference from Exhibit 5.1)

24	Power of Attorney (incorporated by reference from the signature page of the registration statement)

*	Indicates exhibits to be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriter during the subscription period, the amount of the unsubscribed securities to be purchased by the underwriter, and the terms of any subsequent reoffering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Encinitas, state of California, on November 2, 2006.

PLATFORM ACQUISITION CORP. INTERNATIONAL (Registrant)

By:	/S/ DREW TANZMAN
Name: Drew Tanzman
Title: President and CEO

POWER OF ATTORNEY

Each of the undersigned directors and officers of Platform Acquisition Corp. International hereby constitute and appoint Drew Tanzman and Bill Fisher, and each of them individually, as his true and lawful attorneys-in-fact with full power to execute in his name and behalf in the capacities indicated below any and all amendments to this Registration Statement on Form S-1, including post-effective amendments hereto and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and ratify and confirm that all such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/S/ DREW TANZMAN Drew Tanzman	Chief Executive Officer, President and Director (principal executive officer)	November 2, 2006

/S/ TIM SCHWENKE Tim Schwenke	Treasurer, Secretary and Director (principal financial and accounting officer)	November 2, 2006

/S/ BILL FISHER Bill Fisher	Chairman of the Board	November 2, 2006

/S/ DANIEL WILD Daniel Wild	Director	November 2, 2006

/S/ MARK NORDLICHT Mark Nordlicht	Director	November 2, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1*	Certificate of Incorporation

3.2*	By-laws

4.1*	Specimen Unit Certificate

4.2*	Specimen Common Stock Certificate

4.3*	Specimen Warrant Certificate

4.4*	Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant

5.1*	Opinion of Morgan, Lewis & Bockius LLP

10.1*	Promissory Note

10.2*	Form of Registration Rights Agreement

10.3*	Form of Trust Account Agreement to be entered into by and between JPMorgan Chase Bank, N.A. and the Registrant

10.4*	Form of Stock Transfer Agency Agreement

10.5*	Form of Lock-up Agreements to be entered into by and between FTN Midwest Securities Corp. and the initial stockholders

10.6*	Form of Letter Agreement to be entered into by and between the Registrant and its members of management

10.7*	Form of Letter Agreement to be entered into by and between the Registrant and Mark Capital Management, LLC

10.8*	Form of Unit Purchase Agreement entered into by and between the Registrant and certain of our directors or their affiliates

14*	Code of Ethics

23.1	Consent of Miller, Ellin and Company, LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (incorporated by reference from Exhibit 5.1)

24	Power of Attorney (incorporated by reference from the signature page of the registration statement)

*	To be filed by amendment.